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                                                                    EXHIBIT g(2)

                                     [LOGO]
                              NEW ENGLAND FUNDS(R)
                          Where The Best Minds Meet(R)
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                                                      February 12, 1999

State Street Bank and Trust Company
1776 Heritage Drive
Fiduciary Control 42N
North Quincy, MA 02171

Re:  New England Core Equity Fund
     New England Stock and Bond Fund
     New England Select Fund
     New England Small Cap Value Fund
     New England Small Cap Growth Fund
     New England Total Return Bond Fund




Gentlemen:

         This is to advise you that New England Funds Trust III (the "Trust") has established six new series of shares: New England Core Equity Fund; New England Stock and Bond Fund; New England Select Fund; New England Small Cap Value Fund; New England Small Cap Growth Fund; New England Total Return Bond Fund. In accordance with the Additional Funds provisions in Section 17 of the Custodian Contract dated November 15, 1995 between the Trust and State Street Bank and Trust Company and the provisions of Section 1.01 of the Sub-Transfer and Service Agreement between New England Funds Service Company and State Street Bank, the Trust and New England Funds Service Company hereby requests that you act as Custodian and Sub-Transfer Agent for the new series under the terms of the respective contracts. A revised Exhibit A to the Custodian Contract and to the Sub-Transfer and Service Agreements are attached to this letter.

Acknowledged and Agreed to this 12th day of February, 1999:

By: /s/ Bruce R. Speca                     By: /s/ Christopher S. Wilson
    ----------------------------               ----------------------------
    Bruce R. Speca                             Christopher S. Wilson
    President                                  President
    New England Funds Trust III                New England Funds Service Company

By: /s/ Timothy Panaro
    ----------------------------
    Vice President
    State Street Bank and Trust Company
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                                   Schedule A
                           New England Funds Trust III
                               Custodian Contract

New England Funds Trust III
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o New England Equity Income Fund
o New England Bullseye Fund
o New England Core Equity Fund
o New England Stock and Bond Fund
o New England Select Fund
o New England Small Cap Value Fund
o New England Small Cap Growth Fund
o New England Total Return Bond Fund